UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 10, 2017
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Wild Basin Rd , Suite 100, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2017, we entered into Amendment Number Six to Credit Agreement (the “Sixth Amendment”) with Wells Fargo Bank, National Association, amending the terms of the Credit Agreement dated as of March 20, 2014, as amended.

The Sixth Amendment adds new definitions and amends certain existing definitions.

The foregoing description of the Sixth Amendment does not summarize or include all terms relating to the Sixth Amendment, and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1
Amendment Number Six to Credit Agreement, dated as of March 10, 2017, by and among Wells Fargo Bank, National Association, as administrative agent for the Lenders, each Lender party thereto, and Asure Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: March 16, 2017	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment Number Six to Credit Agreement, dated as of March 10, 2017, by and among Wells Fargo Bank, National Association, as administrative agent for the Lenders, each Lender party thereto, and Asure Software, Inc.